UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report August 14, 2024
(Date of earliest event reported)

Enservco Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14133 County Road 9½
Longmont, Colorado 80504

(Address of principal executive offices) (Zip Code)

(303) 333-3678
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ENSV	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Sale of Future Receivables Agreement

On August 13, 2024, Enservco Corporation (the “Company”) entered into a Sale of Future Receivables Agreement (the “Agreement”) with Libertas Funding, LLC, a Connecticut limited liability company (“Libertas”), to sell future Company receipts (“Future Receipts”) totaling $967,500 to Libertas (the “Amount Sold”) in exchange for a purchase price of $750,000. The Company has agreed to deliver 4.33% of Future Receipts (the “Specified Percentage”) every week until the entire Amount Sold and all fees or other amounts have been paid to Libertas. The parties agreed that an approximation of the Specified Percentage is $23,035 per week. Payment of the Amount Sold is guaranteed by Richard A. Murphy, the Company’s Chief Executive Officer and Chairman.

The proceeds of the funding agreement are being utilized for working capital and certain third-party transaction expenses associated with the Company’s recent transactions as referenced in the Company’s Current Report of Form 8-K as filed with the SEC on August 12, 2024.

The foregoing description of the terms of the Agreement is not intended to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition

On August 14, 2024, the Company issued a press release announcing our financial results for the second quarter ended June 30, 2024. A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

The information included under Item 2.02 of this report (including the exhibits) is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 5.07	Submission of Matters to a Vote of Security Holders

On August 21, 2024, the Company held its 2024 Annual Meeting of Stockholders (“Annual Meeting”). The results of the stockholder vote on each proposal brought before the Annual Meeting were as follows:

Proposal No. 1. Election of Directors. The stockholders elected five directors by a plurality of the votes, as follows:

Director	Votes For	Votes Withheld
Robert S. Herlin	18,096,252	431,355
William A. Jolly	18,299,965	227,642
Kevin Chesser	18,305,422	222,185
Marc A. Kramer	17,931,624	595,983
Richard A. Murphy	17,965,765	561,842

Proposal No. 2. The stockholders approved the amendment to the 2016 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance by 3,466,666 shares, with the following votes:

Votes For	Votes Against	Abstentions
17,752,440	647,456	127,711

Proposal No. 3. The stockholders ratified the appointment of the Pannell Kerr Forster, P.C. as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2024, with the following votes:

Votes For	Votes Against	Abstentions
22,261,113	1,291,363	47,666

Proposal No. 4. The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, with the following votes:

Votes For	Votes Against	Abstentions
17,768,337	600,820	158,450

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Agreement of Sale of Future Receipts, by and between the Company and Libertas Funding, LLC dated as of August 13, 2024
10.2	Amended Enservco Corporation 2016 Stock Incentive Plan (amended and restated as of August 21, 2024)
99.1	Press Release dated August 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on August 22, 2024.

Enservco Corporation

By:	/s/ Richard A. Murphy
Richard A. Murphy, Chair and CEO